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                                                                    Exhibit 99.1

For Release:               Immediately

Contact:                   John D. Swift, Chief Financial Officer

                 MOHAWK INDUSTRIES, INC. COMMENTS ON PERGO CLAIM

Calhoun, Georgia, July 3, 2002 - On June 24, 2002, Pergo Inc. & Pergo (Europe) (collectively, "Pergo"), filed a complaint against certain flooring companies including Mohawk Industries, Inc. (NYSE:MHK), alleging patent infringement. Mohawk believes Pergo's infringement claims against Mohawk are without merit and intends to vigorously defend against them. Moreover, Mohawk believes that Pergo's claims, even in the unlikely event that they are successful, will not have a material adverse effect on Mohawk or its operations as Mohawk is indemnified by a third party.

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